EXHIBIT 10.1

MERGER TERMINATION AND RELEASE AGREEMENT

THIS MERGER TERMINATION AND RELEASE AGREEMENT, dated as of April 17, 2008 (this “Merger Termination Agreement”), is entered into by and among Virium Holdings, Inc., a Delaware corporation (“Holdings”), Virium Pharmaceuticals Inc., a New York corporation and a wholly-owned subsidiary of Holdings (the “Company”), REIT Americas, Inc., a Maryland corporation (“RAI”), Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of RAI (“Pharmaceuticals”) and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”) and Dawson James Securities, Inc. (“Dawson”).

WHEREAS, the parties previously entered into an Agreement and Plan of Merger dated as of May 25, 2007, as amended (the “Merger Agreement”), by and among the Company, RAI, Pharmaceuticals and Merger Sub pursuant to which the Company would be merged with and into Merger Sub (the “Merger”);

WHEREAS, the parties no longer wish to consummate the Merger and mutually desire to terminate the Merger Agreement pursuant to the terms and conditions more fully set forth below; and

WHEREAS, the Company wishes to consider entering into an acquisition transaction (the “Third Party Transaction”) with a third party (the “Third Party”) followed by an equity financing transaction;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Termination.  Effective upon the execution hereof, the Merger Agreement shall be terminated, void and of no further force or effect, and no party to the Merger Agreement shall have any liability to any other person for any claim with respect to any provision thereof, whether such claim arose prior to or after the date hereof, other than pursuant to the provisions of Section 5.7 of the Merger Agreement.

2.           Third Party Release.  Effective upon execution hereof, the Third Party involved in the Third Party Transaction shall have no liability whatsoever for any claims, liabilities or other damages arising under, or pursuant to, the Merger Agreement and related transaction documents or otherwise based upon, or related to the termination of the Merger Agreement and transactions contemplated thereby and/or the pursuit or entry into any Third Party Transaction.

3.           Termination Payment.  If both the Third Party Transaction and the Qualified Financing (as defined in Section 7 below) are consummated, then the Company shall promptly pay to RAI, subject to Section 3 below, $535,000 cash (the “Termination Amount”), in immediately available funds, by wire transfer to RAI pursuant to wire instructions to be provided by RAI, which upon such consummation shall be the sole and exclusive payment obligation of the Company with respect to the Merger Agreement.

4.           Stock Payment.  The Company may, at its sole and absolute discretion, discharge $300,000 of the Termination Amount by issuing to RAI 718,257 (as adjusted for stock splits, stock combinations, stock dividends and the like, the “Share Amount”) shares of the Company’s common stock, par value $0.001 per share (the “Stock Payment”); provided, however, that if the Company consummates the Third Party Transaction and, pursuant to the terms thereof, shares of common stock of the successor or acquiring corporation in such Third Party Transaction are received by or distributed to the holders of the Company Common Stock in exchange therefor, then the Company (or its successor or the acquiring corporation, as applicable) may thereafter make the Stock Payment by delivering to RAI that number of shares of common stock of the successor or acquiring corporation in the Third Party Transaction that would have been received by a holder of that number of shares of Common Stock that is equal to the Share Amount.  Nothing in this Merger Termination Agreement shall be deemed to create any obligation on the part of the Company or any successor or acquiring corporation to pay any portion of the Termination Amount in stock or other securities.

5.           Name Change.  Promptly following the execution of this Merger Termination Agreement, RAI, Pharmaceuticals and Merger Sub shall take such action and execute such further certificates, instruments, documents and agreements as may be reasonably requested by the Company in order either dissolve or change the names of Pharmaceuticals and Merger Sub such that they no longer contain the word “Virium”.  RAI, Pharmaceuticals and Merger Sub hereby acknowledge and agree that as between them and the Company, the Company has all rights, title and interest in the name “Virium”.

6.           Dawson Shares.

(a)    Issuance of Dawson Shares.  Promptly following the execution hereof, Holdings shall issue to Dawson 1,675,933 shares of its common stock, par value $0.001 per share, (the “Dawson Shares”) in lieu of the shares of common stock, par value $0.001 per share, of the Company that would have been issued to Dawson upon the closing of the transactions pursuant to the Merger Agreement.  Forty percent (40%) of the Dawson Shares shall vest immediately upon issuance thereof (the “Vested Shares”) and the remaining sixty percent (60%) of the Dawson Shares shall be restricted shares (the “Restricted Shares”).

(b)    Vesting; Restrictions.  The Restricted Shares shall vest upon the consummation of a Qualified Financing (the time of such consummation, the “Vesting Time”).  Until the Vesting Time, neither the Restricted Shares nor any right or privilege pertaining thereto may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered in any way, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Restricted Shares or any right or privilege pertaining thereto, the Restricted Shares and all rights and privileges given hereby shall immediately terminate and the Restricted Shares shall be forfeited to Holdings pursuant to paragraph 6(c) hereof.

(c)    Forfeiture.

(i)    All of Dawson’s rights to, and interest in, the Restricted Shares shall terminate and be forfeited to Holdings without payment of consideration if a Qualified Financing is not consummated on or prior to the Closing Deadline (as defined below).

(ii)    If at any time Dawson forfeits any Restricted Shares pursuant to this Merger Termination Agreement, Dawson agrees to return the certificate or certificates for such Restricted Shares to Holdings duly endorsed in blank or accompanied by a stock power duly executed in blank.

(d)    Representations and Warranties of Dawson; Legends.

(i)    In connection with the issuance of the Dawson Shares, Dawson hereby represents and warrants to Holdings that (A) Dawson is acquiring the Dawson Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, (B) Dawson is aware that none of the Dawson Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities or blue sky laws and (C) Dawson is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

(ii)    Dawson acknowledges and agrees that the certificates representing the Dawson Shares shall bear a customary legend restricting the sale thereof other than in compliance with the Securities Act and applicable state securities or blue sky laws and that the certificate representing the Restricted Shares shall bear an additional legend to the effect that any transfer or disposition thereof is subject to the restrictions set forth in this Merger Termination Agreement.

(e)    Issuance or Distribution of Third Party Stock.  If at any time following, or in connection with, a Third Party Transaction, shares of common stock of the Third Party are issued or distributed to Dawson in respect of the Restricted Shares, whether directly by the Third Party or by Holdings, (any such shares, “Restricted Third Party Shares”), then all of the provisions (including, without limitation the restrictions) set forth in this Section 6 (other than the provisions of Section 6(a)) shall inure to the benefit of the Third Party and shall apply to such Restricted Third Party Shares mutatis mutandis such that the term “Restricted Shares” as used in such provisions shall be deemed to refer to the Restricted Third Party Shares and the term “Holdings” as used in such provisions shall be deemed to refer to the Third Party.  Notwithstanding any such application of the provisions of this Section 6 to Restricted Third Party Shares, such provisions shall simultaneously apply to Restricted Shares that remain outstanding.

7.           Certain Defined Terms.  For purposes of this Merger Termination Agreement:

(a)    “Closing Deadline” shall mean the later of (i) June 12, 2008 and (ii) the New Maturity Date;

(b)    “New Maturity Date” shall mean the date to which all of the maturity dates of the Second Bridge Notes (as defined in Schedule A) are extended, if, prior to June 12, 2008 the Third Party, with the assistance of Dawson, is able to negotiate an extension of the maturity dates of all of the Second Bridge Notes, on terms and conditions reasonably satisfactory to the Third Party; and

(c)    “Qualified Financing” shall mean an equity financing transaction by the Third Party with a closing date no later than the Closing Deadline and gross proceeds to the Third Party from investors introduced to the Third Party by Dawson James Securities, Inc. of not less than an amount equal to $2,500,000 reduced by the principal amounts of any Bridge Notes set forth on Schedule A hereto that are fully converted into equity securities of the Third Party on or prior to the closing date of such equity financing transaction.

8.           Counterparts.  This Merger Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  The executed signature pages hereto may be delivered by facsimile or other means of electronic image transmission, such a copy of any signature page hereto shall have the same force an effect as an original thereof.

9.           Governing Law.  This Merger Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to principles of conflicts of law.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Merger Termination Agreement as a document under seal as of the date first above written.

Virium Pharmaceuticals Inc.

By:	/s/ James M. Pachence

Name: James M. Pachence Title: President

REIT Americas, Inc.

By:	/s/ F. Dale Markham

Name: F. Dale Markham Title: President

Virium Pharmaceuticals, Inc. (Delaware)

By:	/s/ F. Dale Markham

Name: F. Dale Markham Title: President

Virium Merger Sub, Inc.

By:	/s/ F. Dale Markham

Name: F. Dale Markham Title: President

Virium Holdings, Inc.

/s/ James M. Pachence

Name: James M. Pachence Title: President

Dawson James Securities, Inc.

/s/ Frank N. Salvatore

Name: Frank N. Salvatore Title: Managing Partner

[Signature Page to Merger Termination Agreement]

Schedule A to

Merger Termination Agreement

Bridge Notes

“Bridge Notes” pursuant to the Merger Termination Agreement shall include all of the following:

First Bridge Notes

The following note issued by the Company pursuant to the Subscription Agreement dated as of May 30, 2007 by and between the Company and Strategic Capital Resources, Inc.:

Name	Amount of Note	Note Number

Strategic Capital Resources, Inc.	$500,000	PN-May-1

Second Bridge Notes

The following notes (the “Second Bridge Notes”) issued by the Company pursuant to the Subscription Agreement dated as of December 12, 2007 by and between the Company and each of the following persons:

Name	Amount of Note	Note Number

Paul Cartmell	$ 25,000	PN-Dec07-1

Arthur Dunkin	$ 25,000	PN-Dec07-2

Jack Garson	$ 50,000	PN-Dec07-3

Kevin Lemack	$ 50,000	PN-Dec07-4

SCO Capital Partners, LLC	$ 50,000	PN-Dec07-6

SCO Capital Partners, L.P	$ 175,000	PN-Dec07-7

Buddy Smith	$ 100,000	PN-Dec07-5

Mindy Wardlaw	$ 25,000	PN-Dec07-8